Exhibit 5.1
June 24, 2011
Vanguard Health Systems, Inc.
20 Burton Hills Boulevard
Nashville, Tennessee 37215
Ladies and Gentlemen:
     We have acted as counsel to Vanguard Health Systems, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (as amended, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of an aggregate of 29,900,000 shares (the “Shares”) of Common Stock, par value $0.01 per share, of the Company pursuant to the Vanguard Health Systems, Inc. 2011 Stock Incentive Plan (the “Plan”).
     We have examined the Registration Statement, the Plan and a form of the Amended and Restated Certificate of Incorporation of the Company (the “Amended Certificate”), which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments, including those publicly filed with the Commission by the Company, and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

Vanguard Health Systems, Inc.	June 24, 2011
     In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.
     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the board of directors of the Company has taken all corporate action to authorize and approve the issuance of the Shares and when the Amended Certificate has been duly filed with the Secretary of State of the State of Delaware and upon issuance and delivery in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.
     We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).
     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours,
/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP

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